UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 23, 2016
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Sun Communities, Inc. (the "Company") held its Annual Meeting of Stockholders on May 23, 2016 (the "Annual Meeting"). The votes cast with respect to each item of business properly presented at the Annual Meeting are as follows:

(a) Proposal 1 - Election of Directors

Stockholders elected seven directors to serve until the 2017 Annual Meeting of Stockholders (or until their successors shall have been duly elected and qualified), as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stephanie W. Bergeron	49,842,650	622,115	54,333	3,875,016
Brian M. Hermelin	49,843,760	620,053	55,285	3,875,016
Ronald A. Klein	46,919,038	3,542,108	57,952	3,875,016
Clunet R. Lewis	49,683,104	780,805	55,189	3,875,016
Ronald L. Piasecki	49,671,277	792,170	55,651	3,875,016
Gary A. Shiffman	49,049,349	1,415,235	54,514	3,875,016
Arthur A. Weiss	47,157,569	3,303,678	57,851	3,875,016

(b) Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, as follows:

Votes For	Votes Against	Abstentions
54,157,165	182,029	54,920

(c) Proposal 3 - Non-binding Advisory Vote on Executive Compensation:

Stockholders approved the non-binding advisory vote on executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,760,763	645,815	112,520	3,875,016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: May 23, 2016	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer